Rene Lerer
Stock Option Exercise - 11/13/13

No. of Shares  Share price
12,100      $59.9732
800           $59.97
3,641        $59.96
2,000        $59.88
1,700        $59.82
2,000       $59.81
9,300       $59.80
1,000        $59.69
10,500      $59.6736
3,500        $59.65